Exhibit 99-B.4.2



















































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   [Aetna Logo]            Aetna Life Insurance and Annuity Company
                           Home Office: 151 Farmington Ave
                           Hartford, CT 06156
                           (800) 525-4225


   Aetna Life Insurance and Annuity Company (Aetna) agrees to pay benefits according to the terms and conditions set forth in this Certificate.

   ___________________________________________________________________________


   Certificate of Group Annuity Coverage

   Aetna certifies that an account is established for you under the Group Annuity ontract and Certificate numbers shown below.

   This certificate describes Group Annuity Contract Provisions. It replaces any and all prior certificates or endorsements issued to you under the stated Contract and Certificate numbers. This Certificate is for information only and is not a part of the Contract.

   ___________________________________________________________________________


   Right to Cancel

   The Certificate Holder may cancel this Certificate within 10 days of receiving it by returning this Certificate along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Certificate at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any decrease in the current value of any funds allocated to the Separate Account.

   Signed at the Home Office on the
   Effective Date.


                     /s/                           /s/


                     President                     Secretary


   Contract Holder                     Group Annuity Contract Number
   SPECIMEN                            SPECIMEN


   Certificate Holder                  Certificate Number
   SPECIMEN                            SPECIMEN

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   Annuitant Name                      Type of Plan
   SPECIMEN                            SPECIMEN



   ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT








































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   APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.








   Specifications
   ___________________________________________________________________________

   Guaranteed        There is a guaranteed interest rate for Contributions(s)
   Interest Rate     held  in the Fixed  Plus Account and the  GA Account (see
                     Contract Schedule I).

   ___________________________________________________________________________

   Deductions        There will be deductions for mortality and expense risks
   from the          and administrative fees (see 3.07 and 5.07).
   Separate
   Account
   ___________________________________________________________________________

   Deductions        Contribution(s) are subject to a deduction for premium
   from              taxes, if any (see 3.02).
   Contribution(s)

   ___________________________________________________________________________

   Withdrawal Fee    There may be a charge deducted upon withdrawal (see
                     Contract Schedule I).




















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   Table of Contents

   Separate Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Separate Account: . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Charges to Separate Account:  . . . . . . . . . . . . . . . . . . . 7

   Fixed Plus Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Minimum Guaranteed Interest Rate: . . . . . . . . . . . . . . . . . 7
         Partial Withdrawal: . . . . . . . . . . . . . . . . . . . . . . . . 7
         Full Withdrawal:  . . . . . . . . . . . . . . . . . . . . . . . . . 8

   Guaranteed Accumulation Account (GA Account)  . . . . . . . . . . . . . . 8
         Minimum Guaranteed Interest Rate: . . . . . . . . . . . . . . . . . 8

   Separate Account and GA Account . . . . . . . . . . . . . . . . . . . . . 9
         Withdrawal Fee: . . . . . . . . . . . . . . . . . . . . . . . . . . 9

   Separate Account, GA Account and Fixed Plus Account . . . . . . . . . . . 9
         Transfers:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Maintenance Fee:  . . . . . . . . . . . . . . . . . . . . . . . .  10
         Systematic Withdrawal Option (SWO): . . . . . . . . . . . . . . .  10
         Loan Interest Rate: . . . . . . . . . . . . . . . . . . . . . . .  10
   Separate Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Charges to Separate Account:  . . . . . . . . . . . . . . . . . .  13
         Variable Annuity Assumed Annual Net Return Rate:  . . . . . . . .  13
         Annuity Option 2: . . . . . . . . . . . . . . . . . . . . . . . .  13
   Fixed Annuity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Minimum Guaranteed Interest Rate: . . . . . . . . . . . . . . . .  13
   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1.01 Accumulation Period: . . . . . . . . . . . . . . . . . . . .  15
         1.02 Adjusted Current Value:  . . . . . . . . . . . . . . . . . .  15
         1.03 Annuitant: . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1.04 Annuity: . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1.05 Beneficiary: . . . . . . . . . . . . . . . . . . . . . . . .  15
         1.06  Code: . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1.07 Contract Holder: . . . . . . . . . . . . . . . . . . . . . .  15
         1.08 Contribution:  . . . . . . . . . . . . . . . . . . . . . . .  16
         1.09 Current Value: . . . . . . . . . . . . . . . . . . . . . . .  16
         1.10 Deposit Period:  . . . . . . . . . . . . . . . . . . . . . .  16
         1.11 Fixed Plus Account:  . . . . . . . . . . . . . . . . . . . .  16
         1.12 Fixed Plus Account Guaranteed Interest Rate: . . . . . . . .  16
         1.13 Fixed Annuity: . . . . . . . . . . . . . . . . . . . . . . .  16
         1.14 Fund(s): . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         1.15 General Account: . . . . . . . . . . . . . . . . . . . . . .  16
         1.16 Guaranteed Accumulation Account (GA Account):  . . . . . . .  16
         1.17 GA Account Guaranteed Interest Rate: . . . . . . . . . . . .  17
         1.18 Guaranteed Term (Term):  . . . . . . . . . . . . . . . . . .  17
         1.19 Individual Account:  . . . . . . . . . . . . . . . . . . . .  17
         1.20 Loan Account:  . . . . . . . . . . . . . . . . . . . . . . .  17
         1.21  Loan Effective Date:  . . . . . . . . . . . . . . . . . . .  17
         1.22 Loan Interest Rate:  . . . . . . . . . . . . . . . . . . . .  17

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         1.23 Maintenance Fee: . . . . . . . . . . . . . . . . . . . . . .  18
         1.24 Market Value Adjustment (MVA): . . . . . . . . . . . . . . .  18
         1.25 Matured Term Value:  . . . . . . . . . . . . . . . . . . . .  18
         1.26 Matured Term Value Transfer: . . . . . . . . . . . . . . . .  18
         1.27 Maturity Date: . . . . . . . . . . . . . . . . . . . . . . .  18
         1.28 Monthly Average Corporates:  . . . . . . . . . . . . . . . .  18
         1.29 Net Contribution:  . . . . . . . . . . . . . . . . . . . . .  18
         1.30 Nonunitized Separate Account:  . . . . . . . . . . . . . . .  18
         1.31 Participant: . . . . . . . . . . . . . . . . . . . . . . . .  19
         1.32 Plan:  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         1.33 Reinvestment:  . . . . . . . . . . . . . . . . . . . . . . .  19
         1.34 Separate Account:  . . . . . . . . . . . . . . . . . . . . .  19
         1.35 Transfer:  . . . . . . . . . . . . . . . . . . . . . . . . .  19
         1.36  Transferred Assets: . . . . . . . . . . . . . . . . . . . .  19
         1.37 Valuation Period:  . . . . . . . . . . . . . . . . . . . . .  20
         1.38 Variable Annuity:  . . . . . . . . . . . . . . . . . . . . .  20
         1.39 Withdrawal Fee:  . . . . . . . . . . . . . . . . . . . . . .  20

   II. GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.01 Change of Contract:  . . . . . . . . . . . . . . . . . . . .  20
         2.02 Change of Fund:  . . . . . . . . . . . . . . . . . . . . . .  20
         2.03 Nonparticipating Contract: . . . . . . . . . . . . . . . . .  20
         2.04 Payments:  . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.05 State Laws:  . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.06 Control of Contract: . . . . . . . . . . . . . . . . . . . .  21
         2.07 Designation of Beneficiary:  . . . . . . . . . . . . . . . .  22
         2.08 Misstatements and Adjustments: . . . . . . . . . . . . . . .  22
         2.09 Incontestability:  . . . . . . . . . . . . . . . . . . . . .  22
         2.10 Grace Period:  . . . . . . . . . . . . . . . . . . . . . . .  23
         2.11 Individual Certificates: . . . . . . . . . . . . . . . . . .  23
         2.12 Aggregation of Contracts:  . . . . . . . . . . . . . . . . .  23

   III. CONTRIBUTIONS, CURRENT VALUE, AND WITHDRAWAL PROVISIONS  . . . . .  23
         3.01 Individual Account:  . . . . . . . . . . . . . . . . . . . .  23
         3.02 Net Contribution(s): . . . . . . . . . . . . . . . . . . . .  24
         3.03 Limitation on Contributions: . . . . . . . . . . . . . . . .  24
         3.04 Experience Credits:  . . . . . . . . . . . . . . . . . . . .  24
         3.04 Fund Record Units: . . . . . . . . . . . . . . . . . . . . .  24
         3.05  Fund Record Unit Value: . . . . . . . . . . . . . . . . . .  24
         3.06 Fund Net Return Factors: . . . . . . . . . . . . . . . . . .  25
         3.07  Market Value Adjustment (MVA):  . . . . . . . . . . . . . .  25
         3.08 Transfer(s): . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.09  Notice to the Contract Holder:  . . . . . . . . . . . . . .  27
         3.10  Loans:  . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.11 Manner and Timing of Distributions:  . . . . . . . . . . . .  29
         3.12 Withdrawal:  . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.13 Withdrawal Value:  . . . . . . . . . . . . . . . . . . . . .  30
         3.14 Withdrawal Restrictions: . . . . . . . . . . . . . . . . . .  30
         3.15 Withdrawals from the GA Account: . . . . . . . . . . . . . .  31
         3.16 Withdrawal Fee Applicable to Funds and GA Account: . . . . .  31
         3.17 Payment of Fixed Plus Account Full Withdrawal: . . . . . . .  32

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         3.18 Reinstatement: . . . . . . . . . . . . . . . . . . . . . . .  33
         3.19 Payment of Minimum Current Value:  . . . . . . . . . . . . .  33
         3.20 Amount Payable at Death (Before Annuity Payments Start): . .  33

   IV. NON-ANNUITY DISTRIBUTION OPTIONS  . . . . . . . . . . . . . . . . .  33
         4.01 Distribution Options:  . . . . . . . . . . . . . . . . . . .  33
         4.02 Estate Conservation Option:  . . . . . . . . . . . . . . . .  34
         4.03 Systematic Withdrawal Option:  . . . . . . . . . . . . . . .  35

   V. ANNUITY PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.01 Choices: . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.02 Terms of Annuity Options:  . . . . . . . . . . . . . . . . .  39
         5.03 Annuity Payments to Annuitant: . . . . . . . . . . . . . . .  39
         5.04 Death Provision: . . . . . . . . . . . . . . . . . . . . . .  40
         5.05 Fund Annuity Units:  . . . . . . . . . . . . . . . . . . . .  40
         5.06 Fund Annuity Unit Value: . . . . . . . . . . . . . . . . . .  40
         5.07 Fund Annuity Net Return Factor:  . . . . . . . . . . . . . .  40
         5.08 Annuity Options: . . . . . . . . . . . . . . . . . . . . . .  41


































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                               Contract Schedule I
                                     Level A
                               Accumulation Period


   Separate Account:
   ___________________________________________________________________________



   Separate Account:

               Variable Annuity Account C

   Charges to Separate Account:

               A daily charge is deducted from any portion of the Current Value allocated to the Separate Account. The charge is determined by the value of total assets held by Aetna under this Contract and other Aetna contracts of the same class, on each anniversary date of this Contract. The daily charge for Annuity mortality and expense risk and profit (M & E) will be adjusted (up or down) no less often than annually to reflect changes in the Current Value of all Plan Accounts. The charge will include a daily administrative charge which will not exceed [0.25%] on an annual basis.


         Total Assets         M & E                Administrative Charge
                      (annual effective rate)      (annual effective rate)
            __________________________________________________________________


      Less than $500,000       1.25%            0.25%

      500,000 -  1,000,000     1.25%            0.25%

    1,000,001 -  5,000,000     1.25%            0.25%

    5,000,001 - 15,000,000     1.25%            0.25%

   Greater than 15,000,000     1.25%            0.25%

            Initial charges will be based on Aetna's estimated year end asset level for the Contract Holder.

   Fixed Plus Account
   ___________________________________________________________________________


   Minimum Guaranteed Interest Rate:

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                  [3%] (effective annual rate of return).

                  Beginning on the tenth anniversary of the effective date of an Individual Account, Aetna will credit amounts with an interest rate that is at least 0.25% higher than the then declared interest rate for Individual Accounts before the tenth anniversary.

   Partial Withdrawal:

                  The [20%] annual limit applicable to a partial withdrawal from the Fixed Plus Accounts will be waived when the withdrawal is:



                  a) due to the Participant's death (within [six (6)] months of the Participant's date of death), before Annuity benefit payments begin; or

                  b)    used to purchase Annuity benefits.

   Full Withdrawal:

                  The Payment of Fixed Plus Account Full Withdrawal provision will be waived when the withdrawal is:

                  a) Due to the Participant's death before Annuity payments begin and request for payment is received within six
                        (6) months after the Participant's date of death;

                  b)    Used to purchase Annuity benefits; or

                  c) When the amount in the Fixed Plus Account is $3,500 or less and no amount has been surrendered, transferred, taken as a loan or used to purchase Annuity benefits during the prior 12 months.


   Guaranteed Accumulation Account (GA Account)
   ___________________________________________________________________________



   Minimum Guaranteed Interest Rate:

                  [3%] (effective annual rate of return).


   Separate Account and GA Account
   ___________________________________________________________________________

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   Withdrawal Fee:

                  Length of Time from Individual

                  Account(s) Effective Date (Years)   Withdrawal Fee

                  Fewer than 5                              5%

                  5 or more, but fewer than 7               5%

                  7 or more, but fewer than 9               5%

                  9 or more, but fewer than 10              5%

                  10 or more                                5%


            The withdrawal fee will not be deducted from any portion of the Individual Account(s) Current Value which is paid:

                  - Due to the Participant's death before Annuity payments begin;

                  -     Used to purchase Annuity benefits;

                  -     Due to the election  of the Estate Conservation Option
                        (ECO) or  the Systematic Withdrawal Option  (SWO) (see
                        Section IV);

                  - In an amount equal to or less than [10%] of the Individual Account Current Value, as part of the first partial withdrawal request in a calendar year to a Participant who is at least age 59 1/2 and less than 70 1/2. The Individual Account Current Value is calculated as of the date the partial withdrawal request is received in good order at Aetna's Home Office. Any outstanding loans from the Individual Account are excluded when calculating the Individual Account Current Value. This provision does not apply to partial withdrawal due to loan defaults made from the Individual Account and does not apply to full withdrawal requests. This provision may not be exercised if SWO is elected;

                  - When the Individual Account(s) Current Value is [$3,500] or less and no amount has been withdrawn, taken as a loan or used to purchase Annuity benefits during the prior [12] months;


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                  -     To  relieve a  Participant's "financial  hardship," as
                        may be allowed for annuity contracts under Section 403(b) of the Code or other applicable Internal Revenue Service rules or regulations; or

                  - On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

                  - The withdrawal fee will never exceed 8 1/2% of the total Contributions made to the Individual Account.

   Separate Account, GA Account and Fixed Plus Account
   ___________________________________________________________________________


   Transfers:

                        An unlimited number of Transfers may be made during the Accumulation Period.

   Maintenance Fee:

                        An annual Maintenance Fee may be charged, as determined by the value of total assets held by Aetna under this Contract and other Aetna contracts of the same class, on each anniversary date of this Contract. The Maintenance Fee may go up or down each year. Where applicable, the Maintenance Fee will be charged for each Participant in the Contract.


                      Total Assets                        Maintenance Fee
   ___________________________________________________________________________


                   Less than $500,000                          $25.00
                   500,000 -  1,000,000                        $25.00
                 1,000,001 -  5,000,000                        $25.00
                 5,000,001 - 15,000,000                        $25.00

             Greater than 15,000,000                           $25.00

            Initial charges will be based on Aetna's estimated year end asset level for the Contract Holder.

   Systematic Withdrawal Option (SWO):

                  The Specified Payment or Specified Percentage may not be greater than 20% of the Individual Account's Current Value

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                  at the time  of election.  The Specified Period  may not  be less than 5 years.

   Loan Interest Rate:

                  a) Plans subject to ERISA: a Loan Interest Rate is set on the first business day of each month. For each loan, the initial Loan Interest Rate is equal to the Monthly Average Corporates for the calendar month beginning two months before the calendar month in which the Loan Effective Date occurs. The initial Loan Interest Rate is effective for a period of not less than three months and not more than one year. The period is specified in the loan agreement. For each period, the Loan Interest Rate is adjusted if the new rate is at least [0.5%] higher or lower than the previous rate. The Participant will receive reasonable notification of any change to the Loan Interest Rate.

                  b)    Plans not subject  to ERISA:  [6%] on an annual basis.

                  See Section I. - DEFINITIONS for explanations.






























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                              Contract Schedule II
                                 Annuity Period


   Separate Account
   ___________________________________________________________________________



   Charges to Separate Account:

                  A daily charge is deducted from any portion of the Current Value allocated to a Variable Annuity. The administrative charge is established upon election of an Annuity option. This charge will not exceed [0.25%].

   Variable Annuity Assumed Annual Net Return Rate:

                  If a Variable Annuity is chosen, an assumed annual net return rate of [5.0%] may be elected. If [5.0%] is not elected, Aetna will use an assumed annual net return rate of [3.5%].

                  The daily net return rate factor for an assumed annual net return rate [3.5%] per year is [0.9999058].

                  The daily net return rate factor for an assumed annual net return rate [5.0%] per year is [0.9998663].

                  If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                  a) [4.75%] on an annual basis plus an annual return of up to [0.25%] to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of [3.5%] is chosen; or

                  b) [6.25%] on an annual basis plus an annual return of up to [0.25%] to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of [5%] is chosen.

    Annuity Option 2:

                  For amounts invested in the GA Account or one or more of the Fund(s), the number of years must be at least [five (5)] and not more than [thirty (30)] and the Annuity may be a Fixed or Variable Annuity.

                  For amounts invested  in the Fixed Plus Account,  the number

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                  of  years must  be at  least  [five (5)]  and not  more than
                  [thirty (30)] and the Annuity must be a Fixed Annuity.


   Fixed Annuity
   ___________________________________________________________________________


    Minimum Guaranteed Interest Rate:

                  [3.0%] (effective annual rate of return).









































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   Definitions
   ___________________________________________________________________________



   1.01     Accumulation Period:

                  The period during which Net Contribution(s) are applied to an Individual Account.

   1.02     Adjusted Current Value:

                  The Current Value (See  1.09) of an Individual  Account (See
                  1.19 and 3.01) plus or minus any applicable aggregate GA Account Market Value Adjustment, if applicable (See 3.08).

   1.03     Annuitant:

                  A person on whose life an Annuity payment is based under this Contract.

   1.04     Annuity:

                  Payment of an income under the Annuity Provisions of Section
                  V:

                  a)    For the life of one or two persons;

                  b)    For a stated period; or

                  c)    For some combination of (a) and (b).

                  Upon certification by the employer of the Participant's total disability, acceptance of retirement or termination of employment, the Participant has the right to elect an
                  Annuity Option. Upon written direction from the Employer, Aetna will pay annuity benefits directly to the Participant and as payor, Aetna will be responsible for withholding any applicable federal or state taxes and reporting such sums and filing any related forms with the Internal Revenue Service and/or to any applicable state taxing authorities. In the event of the death of the Participant, Aetna will distribute the accumulated balance of the deceased Participant's Individual Account, without surrender charges, as previously directed by the electing Participant, or in the absence of such directions, as directed by the Participant's beneficiary.

   1.05     Beneficiary:

                  The person named to receive any benefits which remain under the Contract after the Participant's death. The Contract Holder is the Contract Beneficiary. Participants designate a Plan beneficiary for their Individual Accounts.

   1.06     Code:

                  The Internal Revenue Code of 1986, as amended.

   1.07     Contract Holder:

                  The entity, named on the cover of this Contract, to which the Contract is issued.



   1.08     Contribution:

                  A payment received at Aetna's Home Office and allocated to this Contract.

   1.09     Current Value:

                  For an Individual Account (See 1.19), the Current Value is the total of:
                  a) The amount, if any, in the Fixed Plus Account, with interest earned to date;
                  b) The amount, if any, in the GA Account, with interest earned to date; and
                  c) The value of all Fund Record Units (See 3.05), if any, as of the most recent Valuation Period; plus
                  d)    Any amount due to experience credits; less
                  e)    Any Maintenance Fee(s) due.

   1.10     Deposit Period:

                  A calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net Contribution(s), Transfers and Reinvestments are accepted into the GA Account for one or more Terms.

   1.11     Fixed Plus Account:

                  An accumulation option with a guaranteed minimum interest rate. Aetna may credit a higher rate which is not guaranteed. No withdrawal fee applies. However, the portion that may be withdrawn or transferred in a 12 month period is restricted (See 3.09, 3.18 and 3.19).

   1.12     Fixed Plus Account Guaranteed Interest Rate:

                  Aetna will add interest daily at an annual rate no less than that shown on Contract Schedule I on any Net Contribution(s) to the Fixed Plus Account. Aetna may add interest daily at a higher rate determined by its Board of Directors.

   1.13     Fixed Annuity:

                  An Annuity with payments that do not vary in amount.

   1.14     Fund(s):

                  The open-end registered management investment companies (mutual funds) in which the Separate Account invests.

   1.15     General Account:

                  The account holding the assets of Aetna, other than those assets held in Aetna's Separate Account(s) and Nonunitized Separate Account(s).

   1.16     Guaranteed Accumulation Account (GA Account):

                  An accumulation option where Aetna guarantees stipulated rate(s) of interest for a specified period of time. All assets of Aetna, including amounts in the Nonunitized Separate Account, are available to meet the guarantees for the GA Account.

   1.17     GA Account Guaranteed Interest Rate:

                  Aetna will declare the interest rate(s) applicable to a specific Guaranteed Term at the start of the Deposit Period for that Guaranteed Term. The rate(s) are guaranteed by Aetna for that Deposit Period and the ensuing Guaranteed Term. The Guaranteed Interest Rates are annual effective yields. That is, interest is credited daily at a rate that will produce the Guaranteed Interest Rate over the period of a year. No Guaranteed Interest Rate will ever be less than the Minimum Guaranteed Interest Rate shown on Contract
                  Schedule I.

                  For Guaranteed Terms of one year or less, one Guaranteed Interest Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Interest Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Interest Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

   1.18     Guaranteed Term (Term):

                  The period of time for which GA Account Guaranteed Rates are guaranteed on Net Contributions, Transfers and Reinvestments made into a current Deposit Period for the GA Account. Such period begins on the day following the close of the Deposit Period and ends on the designated Maturity Date. Guaranteed Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years and are classified as follows:
                  Short Term: Three (3) or fewer years. Amounts allocated to a short Term are held in the General Account.

                  Long Term: More than three (3) years, but not more than  ten
                  (10). Amounts allocated to a long Term are held in the Nonunitized Separate Account.
                  During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The Contract Holder, or Participant, if authorized in writing by the Contract Holder, may allocate Net Contributions and Transfers into any or all of the available Guaranteed Terms.

   1.19     Individual Account:

                  Account(s) established, as directed by the Contract Holder, for each Participant to keep a record of Current Value (See 1.09) and transactions.

   1.20     Loan Account:

                  For each loan taken by a Participant, the loan amount transferred from the investment options is credited to the Loan Account.

   1.21     Loan Effective Date:

                  The date of on which Aetna receives a loan agreement in good order at its Home Office.

   1.22     Loan Interest Rate:

                  The  interest  rate Aetna  charges  on  a loan(see  Contract
                  Schedule I).



   1.23     Maintenance Fee:

                  The Maintenance Fee will be deducted during the Accumulation Period from the sum of the Current Value of Participant's Individual Accounts (see 2.12 Aggregation of Contracts) and upon full surrender of the Participant's Individual Accounts, unless otherwise directed by the Contract Holder.

                  The Maintenance Fee for Individual Accounts will be as established for the Contract on Contract Schedule I. The Maintenance Fee is deducted on a pro rata basis from all options used under a Participant's Individual Account. However, the Maintenance Fee does not apply to each separate Individual Account established for purposes of a lump sum Contribution.

   1.24     Market Value Adjustment (MVA):

                  An adjustment to the amount prematurely withdrawn or Transferred from a GA Account Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.08. The adjustment is expressed as a percentage of each dollar being withdrawn.

   1.25     Matured Term Value:

                  The amount payable on a GA Account Guaranteed Term's Maturity Date.

   1.26     Matured Term Value Transfer:

                  During the calendar month following a GA Account Maturity Date, the Contract Holder, or Participant if authorized in writing by the Contract Holder, may notify Aetna's Home Office in writing to Transfer or withdraw all or part of the Matured Term Value, plus interest at the new Guaranteed Interest Rate accrued thereon, from the GA Account without an MVA. This provision only applies to the first such written request received from the Contract Holder, or Participant if authorized in writing by the Contract Holder, during this period for any Matured Term Value.

   1.27     Maturity Date:

                  The last day of a GA Account Guaranteed Term.
   1.28     Monthly Average Corporates:

                  Moody's Corporate Bond Yield Average-Monthly Average Corporates published by Moody's Investors Service, or its successor, or a substantially similar average as may be allowed by law or regulation.
   1.29     Net Contribution:

            A Contribution less any applicable premium taxes.

   1.30     Nonunitized Separate Account:


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






                  An account established by Aetna under Section 38a-433 of the Connecticut General Statutes that holds assets for GA Account Terms (See 1.18) greater than three years. The Contract Holder and/or Participant does not participate in the investment gain or loss from the assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by Aetna. Assets in this account may be charged with liabilities arising out of any other Aetna business.

   1.31     Participant:

                  A person who participates in the Plan of the Contract Holder named on the cover of this Contract.

   1.32     Plan:

                  The Plan, named on the cover of this Contract, established under Code Section 403(b). The Plan is not a part of the Contract and Aetna is not bound by its terms.

   1.33     Reinvestment:

                  Aetna will mail a notice to the Contract Holder, or Participant if applicable, at least eighteen (18) calendar days before a Guaranteed Term's Maturity Date. This notice will contain the Terms available during the current Deposit Periods with their Guaranteed Interest Rate(s) and projected Matured Term Value. If no specific direction is given by the Contract Holder or Participant, if applicable, prior to the Maturity Date, each Matured Term Value will be reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit Period for the next shortest Guaranteed Term available in the same classification. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna will mail a confirmation statement to the Contract Holder or Participant, if applicable, the next business day after the Maturity Date. This notice will state the Guaranteed Term and Guaranteed Interest Rate(s) which will apply to the reinvested Matured Term Value.

   1.34     Separate Account:

                  An account, established by Aetna under Section 38a-433 of the Connecticut General Statutes, that buys and holds shares of the Fund(s) available under this Contract. Income, gains or losses, realized or unrealized are credited or charged to the Separate Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the

                  Separate Account and is not a trustee of such amounts. Amounts in the Separate Account are not generally guaranteed and are held at market value. The assets of the Separate
                  Account, to the extent of reserves and other contract liabilities of the Account, cannot be charged with other Aetna liabilities arising out of any other Aetna business.

   1.35     Transfer:

                  The  movement  of  invested   amounts  among  the  available
                  Fund(s); the Fixed Plus Account and the GA Account during the Accumulation Period.

   1.36     Transferred Assets:

                  Transferred Assets are the value of prior contributions with another carrier into an existing Plan which are deposited into this Contract as of the date the amount is received in good order by Aetna. Transferred Assets, less any premium tax, will be allocated to Participant Individual Accounts in amounts authorized by the Contract Holder.


   1.37     Valuation Period:

                  The period of time commencing at the end of one valuation date and ending at the end of the next valuation date.

   1.38     Variable Annuity:

                  An Annuity with payments that vary with the net investment results of the Funds available during the Annuity period.

   1.39     Withdrawal Fee:

                  If all or any portion of an Individual Account Value is withdrawn during the Accumulation Period, a percentage of the amount withdrawn may be deducted so that the Aetna may recover sales and administrative related expenses.



   II.      GENERAL PROVISIONS
   ___________________________________________________________________________


   2.01     Change of Contract:

                  Only an authorized officer of Aetna may change the terms of this Contract. Aetna reserves the right to modify this Contract to meet the requirements of applicable state and federal laws or regulations. Aetna will notify the Contract Holder and Certificate Holder in writing of any changes.

                  Aetna may change the tables for determining the amount of Annuity benefit payments without Contract Holder consent. Such a change will not become effective earlier than twelve months after (1) the effective date of the Contract, or (2) the effective date of a previous change. Aetna will notify the Contract Holder in writing at least thirty (30) days before the effective date of the change. The change will apply to all current and future Individual Accounts.

   2.02     Change of Fund:

                  Aetna, or the Separate Account may:

                  a) Change the Fund(s) in which the Separate Account invests; and/or
                  b) Replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

                  Changes must be:

                  a) Approved by a majority vote in the Separate Account with respect to the Fund(s) whose shares are to be replaced;
                  b) Deemed necessary by Aetna under the Investment Company Act of 1940; or
                  c) Deemed necessary by Aetna to accomplish the purpose of the Separate Account.

                  Aetna will notify the Contract Holder of any such change.
   2.03     Nonparticipating Contract:

                  The Contract Holder, Participants, or Beneficiaries will not have a right to share in the earnings of Aetna.

   2.04     Payments:

                  a) Aetna will make distributions as directed by the Contract Holder. Aetna will determine the amount of payments based on the Individual Account Current Value as of the date on which a request is received in good order at Aetna's Home Office. Payments will be made within seven (7) calendar days of receipt of a written request in good order at Aetna's Home Office.

                  b)    Aetna may defer payments:

                        1) for a period of up to six (6) months (unless not allowed by state law); and

                        2)    as allowed by federal law.

   2.05     State Laws:

                  This Contract complies with the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

   2.06     Control of Contract:

                  The Contract Holder, or authorized designee of the Contract Holder, may make any choices allowed under this Contract with respect to Individual Accounts. Any choices made under this Contract must be in writing. Until receipt of any such written choice at its Home Office, Aetna may rely on any prior choices made. Neither the Contract nor any Individual Account is subject to the claims of Participants' creditors, except to the extent permitted by law.

                  With respect to Transfers and allocation of Net Contributions, the Contract Holder may authorize Aetna in writing to accept written directions directly from Participants. The Contract Holder may also authorize Transfers and allocation changes to be made by Participants over the telephone services made available by Aetna.

                  The Contract Holder may, by written direction to Aetna, allow Participants to select the investment options of the Employer Account and/or the Employee Account. No distributions will be made from the Employer Account or the Employee Account without the Contract Holder's and Participant's written direction to Aetna, unless otherwise directed by the Plan. An in-service transfer pursuant to IRS Revenue Ruling 90-24, subject to any applicable withdrawal fee, may be made only by written direction from the Contract Holder and Participant to Aetna, unless otherwise specified by the Plan. Checks for in-service transfers will be made payable only to the acquiring investment provider. Participants have no rights to direct Aetna as to payments under the Contract unless countersigned by the Contract Holder.

                  a)    Nontransferable and Nonassignable:

                  This Contract and any Individual Accounts are nontransferable and nonassignable, except to Aetna in the event of a loan or pursuant to a "qualified domestic relations order" as set forth under the Retirement Equity Act of 1984 (REA). In the event a loan is requested, the Current Value of the Employee Account necessary to cover the loan amount plus interest must be assigned to Aetna.

            b)    ERISA/REA Requirements:

                  The Contract Holder shall notify Aetna in writing of the applicability of Title I of the Employee Retirement Income Security Act of 1974 (ERISA), as amended by subsequent law including REA, to the Plan. Aetna shall rely on the Contract Holder's determination and representation of applicability. With respect to any distribution made from an Employee or Employer Account from a Contract subject to ERISA, the Contract Holder must certify in writing that all the appropriate REA requirements have been met and that the distribution is in accordance with the terms of the Plan.

            c)    Participant Rights/Employee Account:

                  The Participant has a nonforfeitable right to the value of his or her Employee Account pursuant to Code Section 403(b) and the terms of the Plan as interpreted by the Contract Holder (see 1.07). The Contract Holder and Participant will jointly make all choices under the Contract for the Employee Account.

            d)    Participant Rights/Employer Account:

                  The Participant has a nonforfeitable right to the value of his or her Employer Account pursuant to the terms of, and to the extent of his or her vested percentage under, the Plan as interpreted by the Contract Holder. It is the Contract Holder's responsibility to maintain records of the Participant's vesting percentages. Aetna will not maintain such records. The Contract Holder will make all choices under the Contract for the Employer Account, except as otherwise provided in this Contract.

                  The Contract Holder and each Participant hereunder have agreed in writing to the above terms and conditions, except as otherwise provided, to have the Contract Holder make all choices under the Contract, except as otherwise provided, and to be bound by the Contract Holder's directions to Aetna. The Contract Holder's and Participant's signatures are required for each request for a distribution.

   2.07     Designation of Beneficiary:

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






                  The Contract Holder is the Beneficiary under this Contract. The Participant designates a beneficiary with the employer, pursuant to the terms of the Plan.

   2.08     Misstatements and Adjustments:

                  If Aetna finds the age of any payee to be misstated, the correct facts will be used to adjust payments.

   2.09     Incontestability:

                  Aetna cannot cancel this Contract because of any error of fact on the application.
   2.10     Grace Period:

                  This Contract will remain in effect even if Contributions are not continued except as provided in 3.21.

   2.11     Individual Certificates:

                  Aetna shall issue certificates to the Contract Holder or Participants as required by the state in which this Contract is delivered. The certificate will summarize certain provisions of the Contract. Certificates are for information only and are not a part of the Contract.

   2.12     Aggregation of Contracts:

                  The Charges to the Separate Account and Maintenance Fee described in Contract Schedule I vary by the Current Value of Individual Accounts. In determining such Current Value, Individual Accounts of the following contracts will be aggregated:

                  a)    this Contract, and

                  b) Aetna contracts of the same class as this Contract covering employees of the employer maintaining the Plan.

                  For purposes of determining the Daily Asset Charge and Maintenance Fee under this Contract, where such other contract comes into existence after the Effective Date, the aggregation will commence no later than the first day of the next succeeding anniversary date. Where such other contract is in existence prior to, or on the Effective Date, the aggregation will commence on the Effective Date.


   III.     CONTRIBUTIONS, CURRENT VALUE, AND WITHDRAWAL PROVISIONS
   ___________________________________________________________________________

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









   3.01     Individual Account:

                  Aetna   will   maintain   Individual   Accounts   for   Plan
                  Participants  as  directed  by  the  Contract   Holder.  The
                  Individual Accounts may be as follows:

                  a) Employer Account: This Individual Account will be credited with employer Contributions; and

                  b) Employee Account: This Individual Account will be credited with employee Contributions, specifically employee salary reduction contributions.

                  The Contract Holder may make one or more lump sum Contribution(s) on behalf of one or more Participants. Aetna will establish a separate Individual Account for each lump sum Contribution made, of more than a minimum amount stated by Aetna, on behalf of a Participant for whom an Individual Account exists at the time the lump sum Contribution is made. Such Individual Account(s) will be designated as Employer Accounts or Employee Accounts as instructed by the Contract Holder.

                  Aetna reserves the right not to accept any contibution.

   3.02     Net Contribution(s):

                  The Net Contribution equals the actual Contribution less any applicable premium tax. Generally, Aetna will deduct the premium tax when Annuity benefits are purchased (See Section
                  V). If Aetna determines that under applicable state law, it must pay a premium tax when the Contribution is received, or at any other time, it may deduct the tax at that time. The Net Contribution(s) may be allocated among the following investment options:

                  a)    The Fixed Plus Account; and

                  b) The current Deposit Period(s) for Guaranteed Terms under the GA Account; and

                  c)    The Fund(s) in which the Separate Account invests.

                  The Contract Holder must tell Aetna the percentage of all Net Contributions to allocate to one or more of the investment options. The Contract Holder or, if permitted by the Contract Holder, the Participant may change the allocation of future Net Contributions at any time, without

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






                  charge. Aetna reserves the right to require a minimum Contribution amount per Individual Account.

   3.03     Limitation on Contributions:

                  The Contribution(s) made to a Participant's Individual Account(s) in any year cannot exceed the lesser of the amount determined under the exclusion allowance of Code
                  Section 403(b)(2) or the annual additions limitation of Code
                  Section 415(c)(1).

                  In addition, in no event may the Contribution(s) attributable to elective deferrals as defined in Code
                  Section 402(g) exceed $9,500 (or, such larger amount as adjusted by the Secretary of the Treasury) during any calendar year, unless the alternate limitation of Code
                  Section 402(g)(8) applies.

   3.04     Experience Credits:

                  Aetna may apply experience credits under this Contract. Any such credits will be computed as decided by Aetna.

   3.04     Fund Record Units:

                  The portion of the Net Contribution(s) applied to each Fund under the Separate Account will determine the number of Fund Record Units credited to the Individual Account for that Fund. This number is equal to the Net Contribution applied to the Fund divided by the Fund Record Unit Value (See 3.06) for the Valuation Period in which the Contribution is received in good order.

   3.05     Fund Record Unit Value:

                  A Fund Record Unit Value is computed by multiplying the Net Return Factor (See 3.07) for the current Valuation Period by the Fund Record Unit Value for the previous Period. The dollar value of a Fund Record Unit, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.




   3.06     Fund Net Return Factors:

                  The Net Return Factor(s) are used to compute all Separate Account record units for any Fund. The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

                  The Net Return Rate is equal to:

                  a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus
                  b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus
                  c) Taxes (or reserves for taxes) on the Separate Account (if any);
                  d) Divided by the total value of the Fund Record Units and Fund Annuity Units of the Separate Account at the start of the Valuation Period;
                  e) Minus a Separate Account charge at an annual effective rate as shown on Contract Schedule I for Annuity mortality and expense risks and profit and a daily administrative charge which will not exceed the amount shown on Contract Schedule I on an annual basis. The administrative charge may be changed annually except for amounts which have been used to purchase an Annuity.

                  A net return rate may be more or less than 0%.

                  The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

   3.07     Market Value Adjustment (MVA):

                  a) An MVA will be applied to any withdrawal from a GA Account Term before the Maturity Date due to:

                        1)    A Transfer;
                        2)    A full or partial withdrawal;
                        3)    A payment of a premium for Annuity Option 2.

                  The amount of the withdrawal will be adjusted to a market value amount as described in

                  b) Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

                                        x
                                     ______
                                       365
                                 (1 + i)
                              _____________________
                                        x
                                     ______
                                       365
                                 (1 + j)

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






                  Where:
                  i is the Deposit Period Yield
                  j is the Current Yield
                  x is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the Term.
                  c) The Deposit Period Yield and Current Yield will be determined as follows:

                        1) At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Term.

                        2) The Deposit Period Yield is the average of those yields for the Deposit Period. If withdrawal is made prior to the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

                        3) The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

                        4) In the event that no U.S. Treasury Notes which mature in the last three months of the Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in a following quarter.

                  d)    Full and partial withdrawals as well as Transfers made


                        1) within six (6) months after the Participant's date of death under the Amount Payable at Death provision (See 3.22) will be the greater of:

                              (a) The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts (for withdrawal or Transfer) from Terms prior to the end of those Terms. The aggregate MVA may be either positive or negative; or

                              (b) The applicable portion of the Current Value in the GA Account.

                        2) After the six month period following death, the withdrawal or Transfer will be the aggregate MVA amount (i.e., including all MVAs).

                  e) The greater of the aggregate MVA amount or the applicable portion of the Current Value in the GA
                        Account is applied to amounts withdrawn from the GA Account for payment of a premium under Annuity Options 3 or 4.

   3.08     Transfer(s):

                  Before an Annuity option is elected, all or any portion of the Adjusted Current Value of the Individual Account may be transferred from any Fund, the Fixed Plus Account or the GA
                  Account:

                  a)    To any other allowable Fund; or
                  b)    To the Fixed Plus Account; or
                  c) To any Guaranteed Term of the GA Account with a different classification available in the Current Deposit Period.

                  Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term classification, the amount transferred will be withdrawn from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                  Amounts applied to Guaranteed Terms of the GA Account may not be transferred to the Funds, the Fixed Plus Account or to another Guaranteed Term during the Deposit Period or 90 days after the close of the Deposit Period except for Matured Term Value(s) during the calendar month following the Term's Maturity Date.

                  Transfers from Guaranteed Terms of the GA Account are subject to the MVA provisions of 3.08.

                  During each rolling twelve (12) month period, up to 20% of the Current Value held in the Fixed Plus Account may be transferred to one or more of the Fund(s), and/or the GA
                  Account's then-current Deposit Period. The 20% limit is reduced by any partial withdrawals, loans or amounts used to purchase an Annuity during the twelve (12) month period. Aetna reserves the right to include amounts paid under ECO and SWO provisions for purposes of applying this 20% limit. This limit is waived when the balance in the Fixed Plus Account is $1,000 or less on the date the Transfer request is received in good order at Aetna's Home Office.

                  The Contract Holder, or Participant if authorized in writing by the Contract Holder, may make an unlimited number of Transfers during the Accumulation Period.

   3.09     Notice to the Contract Holder:

                  Each year, Aetna will notify the Contract Holder of:

                  a)    The value of any amounts held in:
                        1)    The Fixed Plus Account,
                        2)    The GA Account,
                        3)    The Fund(s) for the Separate Account;
                  b)    The number of any Fund Record Units;
                  c)    The Fund Record Unit Value(s);
                  d)    The Loan Account balance; and
                  e)    The amount available for withdrawal.

                  This information will  be as of  a date no  more than  sixty
                  (60) days before the date of the notice.

   3.10     Loans:

                  During the accumulation period, loans are granted (1) as permitted under applicable law; (2) subject to the terms and conditions of the loan agreement; and, (3) in accordance with the following provisions.

                  a) Amount available for loan: The amount available for loan is limited to the vested individual account current value attributable to Participant contributions, plus any amounts allowed by the employer's plan. Amounts available from some investment options may be subject to limitations specified in the loan agreement. To obtain the loan amount requested, these limitations may require the Participant to transfer funds. A market value adjustment may apply to amounts transferred.

                        The minimum loan amount is $1,000. The maximum loan amount is the lesser of:



                        1) Fifty percent (50%) of the vested individual account current value, including any Loan Account, reduced by the amount of any outstanding loan balance on the Loan Effective Date; or

                        2)    Fifty  thousand dollars ($50,000) reduced by the
                              highest   outstanding   loan  balance   for  the
                              preceding 12 months.

                        The  amount of  all  outstanding  loans cannot  exceed
                        $50,000.

                  b) Loan Interest Rate: A Loan Interest Rate is set on the first business day of each month. For each loan, the initial Loan Interest Rate is the rate for the calendar month in which the Loan Effective Date occurs. The initial Loan Interest Rate is effective for a period of not less than three months and not more than one year. The period is specified in the loan agreement. For each period, the Loan Interest Rate is adjusted if the new rate is at least 0.5%
                        higher or lower than the previous rate. The Participant will receive reasonable notification of any change to the Loan Interest Rate. As applicable, the Loan Interest Rate is:

                        1) Plans subject to ERISA: equal to the Monthly Average Corporates for the calendar month beginning two months before the Loan Interest Rate is effective.

                        2) Plans not subject to ERISA: not greater than 8% on an annual basis.

                  c) Earned interest: The Loan Account is credited with interest at a rate which is not less than the Loan Interest Rate, less 3%, on an annual basis. Interest credited to the Loan Account will never be less than 3%.

                  d) Loan repayment: Repayment is as set forth in the loan agreement, or a Participant may repay a loan in full at any time.

                  e) Surrenders while a loan is outstanding: If the Participant requests a surrender from the vested individual account current value while a loan is outstanding, one of the following occurs:

                        1) If the amount of the vested individual account current value available for distribution is sufficient to repay (a) the outstanding loan balance, plus (b) any applicable Fixed Plus Account default charge, and (c) any surrender fee due on the outstanding loan balance, that amount, minus the Loan Account balance, is deducted from the vested individual account current value and the loan is canceled.

                        2) If the amount of the vested individual account current value available for distribution is not sufficient to repay the (a) the outstanding loan balance, plus (b) any applicable Fixed Plus Account default charge, and (c) any surrender fee due on the outstanding loan balance, the surrender amount cannot exceed the vested individual account current value, including the Loan Account, reduced by 125% of the outstanding loan balance.


                  f) Electing an annuity option while a loan is outstanding: Before all or any portion of the vested individual account current value is applied to an annuity option, the Participant may repay any outstanding loan balance, or the vested individual account current value is adjusted as described in (e).

                  g)    Death of the Participant  while a loan is outstanding:
                        If a death benefit claim is submitted for an individual account with an outstanding loan, the individual account current value, including the amount of the Loan Account, is reduced by the amount of the outstanding loan balance before the death benefit amount is determined.

                  h) Loan default: If Aetna does not receive a loan payment when due, the outstanding loan balance becomes due. If applicable, a 5% default charge may apply to the portion in excess of 20%, if any, of the amount transferred from the Fixed Plus Account. The defaulted loan is treated as follows:

                        1) If the amount of the vested individual account current value available for distribution is sufficient to repay (a) the outstanding loan balance, plus (b) any applicable Fixed Plus Account default charge, and (c) any surrender fee due on the outstanding loan balance, that amount, minus the Loan Account balance, is deducted from the vested individual account current value and the loan is canceled.

                        2) If the amount of the vested individual account current value available for distribution is not sufficient to repay (a) the outstanding loan balance, plus (b) any applicable Fixed Plus Account default charge, and (c) any surrender fee due on the outstanding loan balance, until such time that the amount due can be distributed, the Loan Account continues to earn interest, and interest is charged on the outstanding loan balance. At that time, the amount described in (h)(1) is surrendered from the vested individual account current value and the loan is canceled.


   3.11     Manner and Timing of Distributions:

                  a) As directed by the Contract Holder, a distribution to a Participant may be made in a lump sum, as one of the Distribution Options described in Section IV, or as one of the Annuity options in Section V.

                  b) Generally, the distribution of benefits accrued after December 31, 1986, must begin by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. However, for a Participant who attained age 70 1/2 before January 1, 1988, the distribution of such benefits must be made or must begin not later than the April 1 of the calendar year following the calendar year in which the Participant retires.





                        The above does not apply if the Contract Holder is a governmental entity or a church. For Participants of such an employer, the distribution of benefits accrued after December 31, 1986, must be made or must begin not later than April 1 of the calender year following the calendar year in which the Participant attains age 70 1/2 or retires, whichever occurs later.
                  c) The required distribution must be made over the life of the Participant (or the joint lives of the Participant and the Plan beneficiary) or over a period not exceeding the life expectancy of the Participant (or the joint life expectancies of the Participant and the Plan beneficiary).
                  d) If the Contract Holder does not request commencement of benefits as described above, Aetna will not be responsible for compliance with the Code Section 401(a)(9) minimum distribution requirements or for any adverse tax or other consequences that may result.

   3.12     Withdrawal:

                  a) The Contract Holder may withdraw any portion or all of an Individual Account Current Value by submitting a written request to Aetna.
                  b) Except as described in Section 3.19, unless the Contract Holder specifies otherwise, partial withdrawals are satisfied by withdrawing amounts on a pro rata basis from each of the investment options in which the Individual Account is invested.
                  c) When amounts are withdrawn from the GA Account, amounts in Short-Term and Long-Term Classifications are treated as separate investment options and amounts are taken on a pro rata basis. Within a Classification, amounts will be withdrawn starting with the Term still in effect with the oldest Deposit Period.
   3.13     Withdrawal Value:

                  After deduction of the Maintenance Fee (if any), the amount payable by Aetna upon the withdrawal of any portion of an Individual Account from the Fund(s) or the GA Account shall be reduced by a Withdrawal Fee, if applicable. The Withdrawal Fee will be in accordance with the Withdrawal Fee table in Contract Schedule I.

                  No Withdrawal Fee is deducted from any portion of the Current Value which is paid from the Fixed Plus Account.

                  For a partial or full withdrawal from any Individual Account, Aetna must receive written direction from the Contract Holder on a form acceptable to Aetna. If the Contract is subject to ERISA, this direction must include certification that all of the REA waiver and spousal consent requirements have been satisfied. Aetna may defer payment of the withdrawal value until appropriate Contract Holder certification is received.
   3.14     Withdrawal Restrictions:

                  Limitations apply to full and partial withdrawals of the "restricted amount" from this Contract, as required by Code
                  Section 403(b)(11). The restricted amount is the sum of:

                  a) Net Contributions attributable to a Participant's salary reduction contributions made on and after January 1, 1989; plus

                  b) The net increase, if any, in the December 31, 1988 value attributable to a Participant's salary reduction contributions due to investment gains and losses and creditied interest.

                  The restricted amount may be fully or partially withdrawn only if one or more of the following conditions are met.

                  a)    The Participant has reached age 59 1/2;

                  b)    The Participant has separated from service;

                  c)    The Participant has died;

                  d)    The   Participant  has  become  disabled,  within  the
                        meaning of Code Section 72(m)(7); or

                  e) The withdrawal is otherwise allowed by federal law, regulations or rulings.

                  A full or partial withdrawal is also allowed if the Participant incurs a "hardship" as that term is defined in the Code or regulations under Code Section 403(b). However, the amount available for hardship is limited to the lesser of the amount necessary to satisfy the need or the Net Contributions attributable to the Participant's salary reduction contributions made on or after January 1, 1989.

                  The Contract Holder must certify that one of these conditions has been met before a withdrawal request will be considered to be in good order. The Contract Holder must notify Aetna in writing when a lump sum payment is to be made or Annuity payments are to commence.

                  If, pursuant to Revenue Ruling 90-24, Aetna agrees to accept under this Contract amounts transferred from a Code Section 403(b)(7) custodial account, such amounts will be subject to the withdrawal restrictions set forth in Code Section 403(b)(7)(A)(ii).

   3.15     Withdrawals from the GA Account:

                  Full or partial withdrawals may be requested at any time from the GA Account. However, amounts withdrawn prior to the Maturity Date of a Term may be subject to a Market Value Adjustment (See 3.08).

                  Full and partial withdrawals are satisfied by withdrawing amounts from each of the investment options in which the Individual Account is invested (the Funds, the Fixed Plus Account, the GA Account Short-Term Classification and the GA Account Long-Term Classification) on a pro rata basis. However, the Contract Holder may specify a particular order in which investment options will be liquidated in order to satisfy a partial surrender request.

   3.16     Withdrawal Fee Applicable to Funds and GA Account:

                  A withdrawal fee (Deferred Sales Charge) may apply to withdrawals from the GA Account and/or Funds. The fee will vary according to the length of time elapsed from the effective date of an Individual Account to the date when the withdrawal request is received. For each withdrawal, the withdrawal fee will be determined as shown on Contract
                  Schedule I.



                  During each rolling 12-month period, up to 20% of the Current Value in the Fixed Plus Account may be withdrawn as a partial surrender. This 20% limit is reduced by any amount(s) transferred, taken as a loan or used to purchase an Annuity during the 12 month period. The 20% limit applicable to partial surrenders from the Fixed Plus Account will be waived when the partial surrender is due to one of the conditions set forth in Contract Schedule 1. The waiver will apply provided the partial surrender is taken pro-rata from the Fixed Plus Account, the GA Account, and the Fund(s). Aetna reserves the right to include amounts paid under the ECO and SWO provisions for purposes of applying the 20% limit. However, the SWO provision is not available if the Contract Holder on behalf of the Participant requested a Fixed Plus Account transfer or surrender within the current 12 month period.


   3.17     Payment of Fixed Plus Account Full Withdrawal:



                  No withdrawal fee is deducted from any portion of the Current Value which is paid from the Fixed Plus Account. When Aetna receives a full withdrawal request, no additional partial withdrawals or Transfers from the Fixed Plus Account are permitted during the payout period. If a full withdrawal is requested, Aetna will pay any Current Value, including accrued interest, from the Fixed Plus Account in five payments as follows:



                  a) One-fifth of the Current Value on the day the request is received in good order at Aetna's Home Office, reduced by any amount from the Fixed Plus Account that was transferred, withdrawn or used for a loan or to purchase Annuity benefits during the prior twelve months;
                  b) One-fourth of the then remaining Current Value twelve months later;

                  c) One-third of the then remaining Current Value twelve months later;

                  d) One-half of the then remaining Current Value twelve months later; and
                  e) The balance of the then Current Value twelve months later.



                  The Fixed Plus Account full withdrawal payment provision may also be waived under certain conditions (See Contract
                  Schedule I).



                  Any full withdrawal from the Fixed Plus Account may be cancelled by the Participant with Contract Holder's consent at any time before the end of the payment period.


   3.18     Reinstatement:

                  All or a portion of the proceeds of a full withdrawal of this Contract may be reinvested within 30 days after the withdrawal if allowed by law. Any Maintenance Fee and Withdrawal Fee charged at the time of the withdrawal on the amount being reinvested will be included in the reinstatement. Any Market Value Adjustment deducted from GA Account withdrawals will not be included in the reinstatement. Amounts will be reinstated among the Fixed Plus Account, the GA Account, and/or the Fund(s) for the Separate Account in the same proportion as they were at the time of withdrawal. Any amounts reinstated to the GA Account will be credited to terms available during the then-current Deposit Period. The number of Record Units reinstated will be based on the Record Unit Value(s) next computed after receipt in good order at Aetna's Home Office of the reinstatement request and the amount to be reinvested.

                  Any Maintenance Fee which falls due after the withdrawal and before the reinstatement will be deducted from the amount reinstated.

                  Reinstatement  is permitted  only  once  for  an  Individual
                  Account.

   3.19     Payment of Minimum Current Value:
                  If the sum of the Individual Account(s) Current Value(s) is less than $3,500, and no Contributions have been received for three (3) years, Aetna may close the account(s) and pay the Current Value(s) to the Contract Holder in one lump sum.

   3.20     Amount Payable at Death (Before Annuity Payments Start):
                  Aetna will pay the Individual Account Current Value, as directed by the Contract Holder in accordance with the Plan, when:

                  a)    The  Participant dies  before Annuity  payments start;
                        and

                  b)    The  certified  copy  of  the  death   certificate  is
                        received.

                  Amounts  in the GA Account  will be payable  as described in
                  Section 3.08(d).

   IV.      NON-ANNUITY DISTRUBITION OPTIONS
   ___________________________________________________________________________




   4.01     Distribution Options:



                  The Contract Holder may elect one of the two following distribution options on behalf of:

                  1)    the Participant; or
                  2)    the Participant's spouse  provided the  spouse is  the
                        designated beneficiary under the Plan and the Participant had died before electing an Annuity option and before the date for required minimum distributions.



   4.02     Estate Conservation Option:

                  a) With the Estate Conservation Option (ECO) a portion of the Individual Account Current Value is automatically surrendered and distributed each year without incurring a withdrawal fee. Each payment will be withdrawn from the Individual Account in the same proportion as assets are held in the Funds, the GA Account, and the Fixed Plus Account on the date the payment is made.

                  b) Payments under ECO will comply with the incidental death benefit test set forth in Code Section 401(a)(9).

                  c) Distribution Amount: Each year that ECO is in effect, Aetna will calculate and distribute an amount equal to the minimum distribution required under the Code. The annual distribution will be determined by dividing the Individual Account Current Value as of December 31 of the year prior to the payment year, by a single or joint life expectancy factor. If joint life expectancy is elected, the beneficiary under ECO must be the same as the beneficiary of any death benefits under the Plan.
                        An exception will be made if Aetna maintains a separate record of a Participant's Individual Account Value as of December 31, 1986. In this instance, payments made in or after the year in which the Participant attains age 70 1/2, but before the year in which the Participant attains age 75, will be calculated only on amounts contributed after December 31, 1986 and any earnings after that date. If age 70 1/2 was attained prior to 1988, the Participant must be retired in order to qualify for this exception.

                        The method under this rule is elected by the Contract Holder and will not apply if the Participant has received any distribution from his or her Individual Account, other than distribution amounts required under Code minimum distribution rules.

                        Aetna will maintain separate records if the Contract Holder has not requested any withdrawals from the Participant's Individual Account since December 31, 1986.

                  d) Life Expectancy Factor: For the Participant, the life expectancy factor is either single life or joint life expectancy as elected by the Contract Holder on behalf of the Participant, based on tables in Code Section 401(a)(9) or related regulations. For a spouse beneficiary, only a single life expectancy is available. Life expectancy factors will be recalculated each year, unless prohibited by the Code or regulations.

                        The joint life expectancy factor will be based on the joint life expectancy of the Participant and his or her beneficiary and such beneficiary of any death benefits under the Plan while ECO is in effect. Any change in the beneficiary designation under the Plan must be immediately communicated to Aetna so that subsequent distributions can be calculated as required by IRS regulations.


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






                        If joint life expectancy is elected and the Participant or spouse dies, payments will be based on the survivor's life expectancy. If the beneficiary is not the spouse and the beneficiary dies first, the joint life expectancy continues to be used to determine payments.


                        If a single life expectancy is elected, at the death of the Participant (or the spouse who is the designated beneficiary electing ECO after the Participant's death), the entire value must be distributed no later than the December 31 of the year following the year of the Participant's (or spouse's) death. If a joint life expectancy is elected, and both the Participant and spouse have died, any remaining Current Value must be distributed no later than the December 31 of the year following the year of the second death. If a joint life expectancy is elected and both the Participant and non-spouse beneficiary have died, any remaining Current Value will be distributed as instructed by the Contract Holder in accordance with the Code and the terms of the Plan.

                        These calculations may be changed as necessary to comply with Code minimum distribution rules. Any mode of payment elected upon the Participant's death must provide payments to be made at least as rapidly as those made prior to the Participant's death.

                  e) Minimum Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled ECO payment, Aetna will distribute the entire balance of the Individual Account.

                  f) Distribution Date: The Contract Holder shall specify an annual distribution date. For a Participant, the earliest date is the first day of the calendar year in which he or she attains age 70 1/2. For a spouse beneficiary electing ECO after the Participant's death, the earliest date is the date of the Participant's death. The first distribution date may be the 15th of any month, or such other date as Aetna may designate or allow. Subsequent distributions will be made on the anniversary of that date. At its option, Aetna may allow payments to be made more frequently than annually.

                  g) Election and Revocation: The Contract Holder may elect ECO by submitting a completed and signed election form to Aetna's Home Office. If the Contract Holder has notified Aetna that the Plan is subject to Title I of the Employee Retirement Income Security Act of 1974 as amended, the Contract Holder must also certify in writing that all the appropriate REA requirements have been met and that the distribution is in accordance with the terms of the Plan. Once ECO is elected, the Contract Holder may revoke it by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. ECO may be elected only once per Participant.

   4.03     Systematic Withdrawal Option:
                  a) With the Systematic Withdrawal Option (SWO) a portion of the Individual Account Current Value is automatically distributed each year without incurring a Withdrawal Fee. A SWO payment will be calculated on the Individual Account's Current Value. Each payment will be withdrawn from the Individual Account in the same proportion as assets are held in the Funds, the GA Account, and the Fixed Plus Account on the date the payment is made. SWO payments may not be elected if a loan is outstanding under an Individual Account.

                  b) Payments under SWO will comply with the incidental death benefit test set forth in Code Section 401(a)(9).



                  c) Distribution Amounts: The Contract Holder may elect one of the three payment methods described below. These calculations may be changed as necessary to comply with the Code minimum distribution rules. If joint life expectancy is elected, the beneficiary under SWO must be the same as the beneficiary of any death benefits under the Plan.


                      1) Specified Payment: Payments of a designated annual dollar amount. The annual amount may not be greater than the percentage of the Current Value at time of election as shown on Contract Schedule I. This amount will remain constant unless a higher amount is required under Code minimum distribution rules. Each year that the Specified Payment is in effect, Aetna will calculate the minimum required distribution by dividing the Individual Account Current Value as of December 31 of the year prior to the payment year by a life expectancy factor, and distribute this amount if it is larger than the

                           Specified Payment.


                      2) Specified Period: Payments are made over a period of time. The number of years selected may not be less than the number of years shown on Contract
                           Schedule I, unless otherwise required by Code minimum distribution rules. The maximum specified period will be limited by the life expectancy factor. The amount paid each year is calculated by dividing the Individual Account Current Value as of December 31 of the prior year by the number of payment years remaining.



                      3) Specified Percentage: Payments made as a specified percentage of the Individual Account. The specified percentage chosen cannot be greater than as shown on Contract Schedule I. The Contract Holder on behalf of a Participant may change the specified percentage elected every six months. Each annual distribution is determined by multiplying the Individual Account Current Value by the percentage chosen. The value to be used in this calculation is the value on the December 31st prior to the year for which the payment is being made. For payments made more often than annually, the annual payment result (calculated above) is divided by the number of payments due each year. Payments will be made each year until the year the Participant attains age 70 1/2.

                  d) Life Expectancy Factor: For the Participant, the life expectancy factor for the initial distribution year is either single life or joint life expectancy as elected by the Contract Holder, based on tables in Section 401(a)(9) of the Code or related regulations. For a spouse beneficiary, only a single life expectancy is available. With each subsequent year, the life expectancy factor will be the life expectancy factor for the initial distribution year, reduced by one. These calculations may be changed as necessary to comply with the Code minimum distribution rules. If the joint life expectancy is selected and the Participant or the beneficiary dies on or after the required beginning date for minimum distributions to the Participant, the joint life expectancy factor will continue to be reduced by one for each distribution year. Payments will continue unless the Contract Holder elects an alternate payment mode on behalf of the survivor. Any payment mode elected on behalf of the Plan beneficiary must provide payments to be made at least as rapidly as those made prior to the Participant's death.


                        If the Participant dies before the required beginning date for minimum distributions, SWO payments will cease and the Contract Holder on behalf of the beneficiary may claim the death benefit in accordance with the terms of this Contract. If the beneficiary is not the Participant's spouse, the entire death benefit must be either applied to an Annuity option within one
                        (1) year of the Participant's death, or be paid within five (5) years of the Participant's death. If the beneficiary is the Participant's spouse, the distribution is not required to begin earlier than when the Participant would have attained age 70 1/2.



                        If joint life expectancy is elected and the beneficiary dies before the required beginning date for minimum distributions to the Participant, payments to the Participant will continue to be based on joint life expectancy reduced by one for each distribution year.

                  e) Minimum Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire balance of the

                      Individual Account.

                  f) Distribution Date: The Contract Holder, on behalf of the Participant, or spouse beneficiary, shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Participant attains age 59 1/2, or age 55, if separated from service with the Contract Holder at or after age 55. SWO payments will be made monthly, quarterly, semi-annually or annually on the 15th of any month, or such other date as Aetna may designate or allow. If payments are made more frequently than annually, the annual amount payable each year is divided by the number of payments due per year. At its discretion Aetna may require a minimum initial payment amount.




                  g) Election and Revocation: The Contract Holder may elect SWO by submitting a completed and signed election form to Aetna's Home Office. If the Contract Holder has notified Aetna that the Plan is subject to Title I of the Employee Retirement Income Security Act of 1974 as amended, the Contract Holder must also certify in writing that all the appropriate REA requirements have been met and that the distribution is in accordance with the terms of the Plan. Once SWO is elected, the Contract Holder may revoke it by submitting a written request to Aetna's Home Office. Any revocation will apply only to amounts not yet paid. Generally, SWO may be elected only once, however, if SWO is elected on behalf of a Participant and then revoked before the date distributions were required to begin under Code Section 401(a)(9), SWO may be elected on behalf of a spouse beneficiary after the death of the Participant.

   V.       ANNUITY PROVISIONS

   ___________________________________________________________________________

   5.01     Choices:

                  a) The Contract Holder, on behalf of the Participant may elect an Annuity option by telling Aetna to pay all or any portion of the Individual Account(s) Current Value (minus any applicable premium tax if not previously deducted) as a premium for an Annuity under option 2, 3, or 4 (See 5.08). Any election of an Annuity option must comply with the minimum distribution requirements of

                      Code Section 401(a)(9), including the incidental death benefit rule, and the regulations thereunder. This restriction does not apply if option 4 is chosen and the second Annuitant is the spouse of the Participant.

                  b) Generally, the first Annuity payment must be made by April 1 of the calendar year following the year in which the Participant turns age 70 1/2 or such later date as may be allowed under federal law or regulations (see 3.12) For distributions taken in a lump sum, see Withdrawal Value (3.14).



                        For any election of an Annuity Option, the Contract Holder must provide certification that the REA requirements, as applicable, and Code Section 403(b)(11) withdrawal restrictions have been satisfied.

                        When an Annuity option is chosen the Contract Holder must designate whether the Annuity will be Fixed or Variable and whether the underlying investment will be:

                        1)    The General Account;
                        2)    One or more of the available Fund(s); or

                        3)    A combination of (1) and (2).



                        If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects at least the Minimum Guaranteed Interest Rate (See Contract
                        Schedule II), but may reflect a higher interest rate.



                        If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected (See Contract Schedule II).


                  d) Payments will be made on a monthly basis unless the Contract Holder requests otherwise.

                  e) Once elected, an Annuity option may not be revoked, except for option 2 when elected on a variable basis.

   5.02     Terms of Annuity Options:

                  a) No choice of any Annuity option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

                  b) For purposes of calculating the guaranteed first payment of a Variable Annuity or the payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1992 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                        The Annuity rates for options 3 and 4 are based on mortality from 1983 Table a.

                  d) Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first Annuity payment under a Variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future Variable Annuity Payments are to remain level.

   5.03     Annuity Payments to Annuitant:

                  In no event may any payments to the Annuitant under any Annuity Option extend beyond:

                  a)  The life of the Annuitant;
                  b)  The lives of the Annuitant and the Plan beneficiary;

                  c) A period certain greater than the Annuitant's life expectancy according to regulations under Code Section 401(a)(9), determined as of the date payments are to commence; or

                  d) A period certain greater than the life expectancies of the Annuitant and the Plan beneficiary according to regulations under Code Section 401(a)(9) determined as of the date payments are to begin.

   5.04     Death Provision:

                  When an Annuitant dies under options 3 and 4, the present value of any remaining guaranteed payments will be paid in one sum or payments will continue at the direction of the Contract Holder, in accordance with the Plan. If a Plan beneficiary dies while receiving Annuity payments, the present value of any remaining payments will be paid in one lump sum as directed by the Contract Holder. The interest rate used to determine the present value for a lump sum payment will be the rate used to determine the first Annuity payment.

                  In no event may any payments to the Plan beneficiary under an Annuity Option extend beyond:

                  a) The life of the payee determined as of the date payments are to commence; or

                  b)  Any  certain  period  greater  than  the  payee's   life
                      expectancy  as  determined  by  regulations  under  Code
                      Section 401(a)(9) as of the date payments are to begin.

                  However, if a Plan beneficiary dies while under Option 1 or while receiving Annuity payments, the present value of any remaining payments will be paid in one lump sum to the estate of the Plan beneficiary. The interest rate used to determine the first payment will be used to calculate the present value.

   5.05     Fund Annuity Units:

                  The number of Fund(s) Annuity Units is based on the amount of the first Variable Annuity payment which is equal to:
                  a) The portion of the Current Value including any applicable MVA (see 3.08) or premium tax, applied to pay a Variable Annuity; divided by

                  b)  1,000; multiplied by

                  c)  The payment rate for the option chosen.

                  Such amount, or portion, of the variable payment will be divided by the appropriate Fund(s) Annuity Unit Value (See 5.06) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity Units. The number of each Fund Annuity Units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity Unit Value multiplied by the appropriate number of Units. The Fund Annuity Unit Value on the tenth Valuation Period prior to the due date of the payment is used.

   5.06     Fund Annuity Unit Value:

                  For any Valuation Period, a Fund(s) Annuity Unit Value is equal to:
                  a)  The Value for the previous Period; multiplied by

                  b) The Annuity net return factor(s) (See 5.07) for the Period; multiplied by

                  c) A factor to reflect the assumed annual net return rate. (See Contract Schedule II).

                  The dollar value of a Fund Annuity Unit and Annuity payments may go up or down due to investment gain or loss.

                  Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

   5.07     Fund Annuity Net Return Factor:

                  The Annuity Net Return Factor(s) is used to compute all Separate Account Annuity payments for any Fund.

                  The Annuity Net Return Factor(s)  for each Fund is equal  to
                  1.0000000 plus the net return Rate.

                  The Net Return Rate is equal to:



                  a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus


                  b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus

                  c) Taxes (or reserves for taxes) on the Separate Account (if any);

                  d) Divided by the total value of the Fund(s) Record Units and Fund(s) Annuity Units of the Separate Account at the start of the Valuation Period; minus

                  e) Minus a daily charge for Annuity mortality and expense risks, which may include profit, and a daily administrative charge (at the annual rate as shown on Contract Schedule II).

                  A Net Return Rate may be more or less than 0%.

                  The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.
   5.08     Annuity Options:

                  The Contract Holder may direct Aetna to make payments according to one of the following options.



                  Option 1 -- Payments of Interest on Sum Left with Aetna -- This Option may be used only by the Plan beneficiary when the Participant dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this Option and will be held in the General Account of Aetna at interest. The Contract Holder, on behalf of the Plan beneficiary, may later tell Aetna to:

                  a)  Pay a portion or all of the sum held by Aetna; or

                  b) Apply a portion or all of the sum held by Aetna to any Annuity Option below.
                  If the Plan beneficiary is the Participant's surviving spouse, the lump-sum payment may be deferred to a date not later than when the Participant would have attained age 70 1/2.

                  If the Plan beneficiary is not a spouse, the Contract Holder must tell Aetna to pay the full sum within 5 years after the death of the Participant.

                  Option 2  -- Payments  for a  Stated Period  of  Time --  An
                  Annuity will be paid for the number of years chosen (See Contract Schedule II).



                  If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested prior to the minimum number of years specified on Contract Schedule II, it will be subject to any withdrawal fee, if applicable (See Contract Schedule I).

                  Option 3 -- Life Income -- An Annuity will be paid for the life of the Annuitant. Aetna may also guarantee payments for 60, 120, 180, or 240 months if so directed by the Contract Holder.

                  Option 4 -- Life Income based upon the lives of two Annuitants -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice of the following must be made:
                  a)  100% of the payment to continue after the first death;
                  b) 66 2/3% of the payment to continue after the first death;
                  c)  50% of the payment to continue after the first death;


                  d) Payments for a minimum of 120 months, with 100% of the payment to continue after the first death; or

                  e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.


                  Other Options -- Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

                                    OPTION 2

                      Payments for a Stated Period of Time


                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%



                Years    Guaranteed    Monthly    Quarterly    Semi-Annual
                            Rate       Payment     Payment     AnnualPayment
                                                              Payment
                  5         3.00%       $17.91      $53.59    $106.78$211.99

                  6         3.00%        15.14       45.30      90.27 179.22
                  7         3.00%        13.16       39.39      78.49 155.83
                  8         3.00%        11.68       34.96      69.66 138.31
                  9         3.00%        10.53       31.52      62.81 124.69
                 10         3.00%         9.61       28.77      57.33 113.82

                 11         3.00%         8.86       26.52      52.85 104.93
                 12         3.00%         8.24       24.65      49.13  97.54
                 13         3.00%         7.71       23.08      45.98  91.29
                 14         3.00%         7.26       21.73      43.29  85.95

                 15         3.00%         6.87       20.56      40.96  81.33
                 16         3.00%         6.53       19.54      38.93  77.29
                 17         3.00%         6.23       18.64      37.14  73.74
                 18         3.00%         5.96       17.84      35.56  70.59
                 19         3.00%         5.73       17.13      34.14  67.78

                 20         3.00%         5.51       16.50      32.87  65.26
                 21         3.00%         5.32       15.92      31.72  62.98
                 22         3.00%         5.15       15.40      30.68  60.92
                 23         3.00%         4.99       14.92      29.74  59.04
                 24         3.00%         4.84       14.49      28.88  57.33

                 25         3.00%         4.71       14.09      28.08  55.76
                 26         3.00%         4.59       13.73      27.36  54.31
                 27         3.00%         4.47       13.39      26.68  52.97
                 28         3.00%         4.37       13.08      26.06  51.74
                 29         3.00%         4.27       12.79      25.49  50.60

                 30         3.00%         4.18       12.52      24.95  49.53

                                    OPTION 2

                      Payments for a Stated Period of Time


                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


                Years      Monthly    Quarterly     Semi-      Annual
                           Payment     Payment      Annual    Payment
                                                   Payment

                  5        $18.12       $54.19     $107.92    $213.99

                  6         15.35        45.92       91.44     181.32
                  7         13.38        40.01       79.69     158.01
                  8         11.90        35.59       70.88     140.56
                  9         10.75        32.16       64.05     127.00
                 10          9.83        29.42       58.59     116.18

                 11          9.09        27.18       54.13     107.34
                 12          8.46        25.32       50.42      99.98
                 13          7.94        23.75       47.29      93.78
                 14          7.49        22.40       44.62      88.47

                 15          7.10        21.24       42.31      83.89
                 16          6.76        20.23       40.29      79.89
                 17          6.47        19.34       38.51      76.37
                 18          6.20        18.55       36.94      73.25
                 19          5.97        17.85       35.54      70.47

                 20          5.75        17.22       34.28      67.98
                 21          5.56        16.65       33.15      65.74
                 22          5.39        16.13       32.13      63.70
                 23          5.24        15.66       31.19      61.85
                 24          5.09        15.24       30.34      60.17

                 25          4.96        14.85       29.56      58.62
                 26          4.84        14.49       28.85      57.20
                 27          4.73        14.15       28.19      55.90
                 28          4.63        13.85       27.58      54.69
                 29          4.53        13.57       27.02      53.57

                 30          4.45        13.30       26.49      52.53

                                    OPTION 2

                      Payments for a Stated Period of Time


                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

     Rates for a Variable Annuity with Assumed Net Return Rate Rate of 5.0%


                Years      Monthly    Quarterly     Semi-      Annual
                           Payment     Payment      Annual    Payment
                                                   Payment

                  5        $18.74       $56.00     $111.33    $219.98

                  6         15.99        47.77       94.96     187.64
                  7         14.02        41.90       83.30     164.59
                  8         12.56        37.52       74.58     147.35
                  9         11.42        34.11       67.81     133.99
                 10         10.51        31.40       62.42     123.34

                 11          9.77        29.19       58.03     114.66
                 12          9.16        27.36       54.38     107.45
                 13          8.64        25.81       51.31     101.39
                 14          8.20        24.50       48.69      96.21

                 15          7.82        23.36       46.44      91.75
                 16          7.49        22.37       44.47      87.88
                 17          7.20        21.51       42.75      84.48
                 18          6.94        20.74       41.23      81.47
                 19          6.71        20.06       39.88      78.80

                 20          6.51        19.46       38.68      76.42
                 21          6.33        18.91       37.59      74.28
                 22          6.17        18.42       36.62      72.35
                 23          6.02        17.98       35.73      70.61
                 24          5.88        17.57       34.93      69.02

                 25          5.76        17.20       34.20      67.57
                 26          5.65        16.87       33.53      66.25
                 27          5.54        16.56       32.92      65.04
                 28          5.45        16.28       32.35      63.93
                 29          5.36        16.01       31.83      62.90

                 30          5.28        15.77       31.35      61.95

                                    OPTION 3

                                   Life Income
                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes
         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Months

              Adjusted      None          60         120        180240
               Age of
              Annuitant

                 50         $4.05       $4.05       $4.03      $3.99$3.93
                 51          4.12        4.11        4.09       4.05 3.99
                 52          4.19        4.19        4.16       4.11 4.04
                 53          4.27        4.26        4.23       4.18 4.10
                 54          4.35        4.34        4.31       4.25 4.16


                 55          4.44        4.42        4.39       4.32 4.22
                 56          4.53        4.51        4.47       4.40 4.29
                 57          4.62        4.61        4.56       4.48 4.35
                 58          4.72        4.71        4.65       4.56 4.42

                 59          4.83        4.81        4.75       4.64 4.49

                 60          4.95        4.93        4.86       4.73 4.55
                 61          5.07        5.05        5.97       4.83 4.62

                 62          5.20        5.17        5.08       4.92 4.69
                 63          5.34        5.31        5.20       5.02 4.76
                 64          5.49        5.45        5.33       5.12 4.83

                 65          5.65        5.61        5.47       5.22 4.89

                 66          5.82        5.77        5.61       5.33 4.96
                 67          6.01        5.94        5.75       5.44 5.02
                 68          6.20        6.13        5.91       5.54 5.08
                 69          6.41        6.33        6.07       5.65 5.14


                 70          6.64        6.54        6.23       5.76 5.19
                 71          6.88        6.76        6.41       5.86 5.24
                 72          7.14        7.00        6.59       5.97 5.28
                 73          7.43        7.26        6.77       6.06 5.32
                 74          7.73        7.53        6.96       6.16 5.35


                 75          8.06        7.82        7.14       6.25 5.38
   Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                                   Life Income
                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Months

              Adjusted      None          60         120        180240
               Age of
              Annuitant

                 50         $4.34       $4.34       $4.31      $4.27$4.22
                 51          4.41        4.40        4.38       4.33 4.27
                 52          4.48        4.47        4.45       4.40 4.32
                 53          4.56        4.55        4.52       4.46 4.38
                 54          4.64        4.63        4.59       4.53 4.44


                 55          4.72        4.71        4.67       4.60 4.50
                 56          4.81        4.80        4.75       4.67 4.56
                 57          4.91        4.89        4.84       4.75 4.62
                 58          5.01        4.99        4.93       4.83 4.69

                 59          5.12        5.10        5.03       4.92 4.75

                 60          5.23        5.21        5.13       5.00 4.82
                 61          5.36        5.33        5.24       5.09 4.88

                 62          5.49        5.45        5.35       5.19 4.95
                 63          5.63        5.59        5.47       5.28 5.02
                 64          5.78        5.73        5.60       5.38 5.08

                 65          5.94        5.89        5.73       5.48 5.15

                 66          6.11        6.05        5.87       5.58 5.21
                 67          6.29        6.22        6.02       5.69 5.27
                 68          6.49        6.41        6.17       5.79 5.33
                 69          6.70        6.60        6.33       5.90 5.38


                 70          6.92        6.81        6.49       6.00 5.43
                 71          7.17        7.04        6.66       6.10 5.48
                 72          7.43        7.27        6.84       6.20 5.52
                 73          7.71        7.53        7.02       6.30 5.55
                 74          8.02        7.80        7.20       6.39 5.59


                 75          8.35        8.08        7.38       6.48 5.62
   Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                                   Life Income
                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes
        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Months

              Adjusted      None          60         120        180240
               Age of
              Annuitant

                 50         $5.26       $5.25       $5.22      $5.17$5.11
                 51          5.33        5.32        5.28       5.23 5.15
                 52          5.40        5.38        5.34       5.29 5.20
                 53          5.47        5.45        5.41       5.35 5.26
                 54          5.54        5.53        5.48       5.41 5.31


                 55          5.63        5.61        5.56       5.47 5.36
                 56          5.71        5.69        5.63       5.54 5.42
                 57          5.80        5.78        5.72       5.61 5.47
                 58          5.90        5.88        5.81       5.69 5.53

                 59          6.01        5.98        5.90       5.77 5.59

                 60          6.12        6.09        6.00       5.85 5.65
                 61          6.24        6.21        6.10       6.93 5.71

                 62          6.37        6.33        6.21       6.02 5.77
                 63          6.51        6.46        6.33       6.11 5.83
                 64          6.66        6.60        6.45       6.20 5.89

                 65          6.82        6.75        6.57       6.30 5.95

                 66          6.99        6.91        6.71       6.39 6.01
                 67          7.17        7.08        6.85       6.49 6.06
                 68          7.36        7.27        6.99       6.59 6.12
                 69          7.57        7.46        7.15       6.69 6.17


                 70          7.80        7.67        7.30       6.78 6.21
                 71          8.05        7.89        7.47       6.88 6.25
                 72          8.31        8.13        7.64       6.97 6.29
                 73          8.59        8.38        7.81       7.06 6.33
                 74          8.90        8.64        7.99       7.15 6.36


                 75          9.23        8.93        8.16       7.23 6.38
   Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4


                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000

                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Months



                Adjusted Ages
            Annuitant   Second   Option   Option    Option Option    Option
                      Annuitant    4a       4b        4c     4d        4e



               55         50      $3.69   $4.05     $4.27   $3.69     $4.03
               55         55       3.88    4.25      4.47    3.87      4.14
               55         60       4.06    4.47      4.71    4.06      4.20


               60         55       3.99    4.44      4.71    3.98      4.42
               60         60       4.24    4.71      4.99    4.23      4.57
               60         65       4.49    5.01      5.32    4.48      4.64


               65         60       4.38    4.97      5.32    4.38      4.93
               65         65       4.72    5.33      5.70    4.71      5.14
               65         70       5.07    5.75      6.17    5.05      5.26


               70         65       4.93    5.68      6.15    4.91      5.66
               70         70       5.40    6.21      6.70    5.36      5.96
               70         75       5.89    6.82      7.40    5.81      6.12

               75         70       5.69    6.68      7.32    5.62      6.67

               75         75       6.37    7.45      8.15    6.23      7.12
               75         80       7.07    8.34      9.16    6.78      7.36


   Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees


                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%




                Adjusted Ages
            Annuitant   Second   Option   Option    Option Option    Option
                      Annuitant    4a       4b        4c     4d        4e



               55         50      $3.97   $4.35     $4.56   $3.97     $4.31
               55         55       4.16    4.54      4.76    4.15      4.42
               55         60       4.27    4.73      5.00    4.26      4.48


               60         55       4.27    4.73      5.00    4.26      4.70
               60         60       4.51    4.99      5.27    4.50      4.84
               60         65       4.66    5.25      5.61    4.65      4.93


               65         60       4.66    5.25      5.61    4.65      5.22
               65         65       4.99    5.61      5.99    4.98      5.42
               65         70       5.19    5.97      6.44    5.17      5.54


               70         65       5.19    5.97      6.44    5.17      5.93
               70         70       5.67    6.49      6.99    5.62      6.23
               70         75       5.95    6.96      7.61    5.87      6.40

               75         70       5.95    6.96      7.61    5.87      6.95

               75         75       6.64    7.73      8.43    6.48      7.40
               75         80       7.04    8.39      9.29    6.79      7.64




   Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees


                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%




                Adjusted Ages
            Annuitant   Second   Option   Option    Option Option    Option
                      Annuitant    4a       4b        4c     4d        4e



               55         50      $4.88   $5.26     $5.48   $4.88     $5.23
               55         55       5.04    5.44      5.66    5.04      5.32
               55         60       5.15    5.63      5.91    5.14      5.38


               60         55       5.15    5.63      5.91    5.14      5.59
               60         60       5.37    5.87      6.16    5.37      5.72
               60         65       5.52    6.14      6.51    5.51      5.80


               65         60       5.52    6.14      6.51    5.51      6.10
               65         65       5.83    6.49      6.87    5.82      6.29
               65         70       6.04    6.84      7.34    6.00      6.41


               70         65       6.04    6.84      7.34    6.00      6.81
               70         70       6.49    7.35      7.87    6.44      7.08
               70         75       6.77    7.84      8.51    6.68      7.25

               75         70       6.77    7.84      8.51    6.68      7.81

               75         75       7.45    8.60      9.33    7.27      8.25
               75         80       7.86    9.28     10.20    7.57      8.49




   Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                    Aetna Life Insurance and Annuity Company


                           TRANSFER CREDIT ENDORSEMENT

   The Contract or Certificate is hereby endorsed as follows:

   Add the following statement to the end of Section 3.02 entitled Net Contribution(s):

   Transferred Assets are the value of prior contributions into an existing Plan which are deposited into this Contract as of the date the amount is received in good order by Aetna. Transferred Assets, less any premium tax, will be allocated to Participant Individual Accounts in amounts authorized by the Contract Holder.

   Where Aetna is the exclusive 403(b) Plan provider, Aetna will apply a Transfer Credit equal to [2%] of Transferred Assets deposited into the Contract and allocated to Individual Accounts. The Transfer Credit amount is calculated as of the one year anniversary of a Participant's first Net Contribution to the Contract. The calculation for any Transfer Credit amount will be based on the total amount of Transferred Assets remaining in Individual Accounts as of the calculation date.

   The Transfer Credit amount will be allocated to the Fixed Plus Account. The amount will include the Transfer Credit plus any interest that would have accrued had the Transfer Credit actually been deposited into the Fixed Plus Account on the first business day of the calendar month following it's calculation.

   Transfer Credit will not be applied to assets transferred into the Contract from existing Aetna Contracts. Only Net Contributions not previously held by Aetna Life Insurance and Annuity Company are eligible for Transfer Credit.

   Endorsed and made a part of the Contract or Certificate on the effective date of the Contract.
























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

   ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.




   A007RC95